UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2008

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

AMERIGROUP New Jersey, Inc., a wholly-owned subsidiary of AMERIGROUP Corporation (the "Company"), entered into an amendment to its State of New Jersey Department of Human Services Division of Medical Assistance and Health Services agreement to provide HMO services (NJ Care 2000+ Contract) effective July 1, 2008 with a term of one year, expiring on June 30, 2009. This amendment is in connection with the annual renewal of the NJ Care 2000+ Contract and provides for a capitation rate adjustment. All other terms of the contract remain unchanged.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the NJ Care 2000+ Contract or the amendment thereto.

AMERIGROUP Tennessee, Inc., a wholly-owned subsidiary of the Company, renewed its contract with the State of Tennessee by entering into an amendment to its Contract Risk Agreement with the State of Tennessee d/b/a TennCare (Contract number: FA- 07-16936-00) effective July 1, 2008 through June 30, 2009. The renewal includes a retroactive rate increase for the period April 1, 2008 through June 30, 2008 as well as a rate increase for the period July 1, 2008 through June 30, 2009. Additionally, based on more current claims data, the State's actuaries have certified an additional rate adjustment for home health and private duty nursing services provided under the contract for the period April 1, 2007 to March 31, 2008 that will result in a one-time payment to AMERIGROUP Tennessee, Inc.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Contract Risk Agreement or the amendment thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

July 7, 2008	By:	Stanley F. Baldwin

Name: Stanley F. Baldwin
Title: Executive Vice President, General Counsel and Secretary